Exhibit 1.1

Amendment No. 1 to Sales Agreements

This Amendment No. 1 to Sales Agreement, dated March 30, 2018 (the “Amendment”), is entered into by and between Ultragenyx Pharmaceutical Inc. (the “Company”) and Cowen and Company, LLC (“Cowen”), and amends that certain Sales Agreement, dated July 27, 2017 (the “Sales Agreement”), by and between the Company and Cowen. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Sales Agreement.

Whereas, the parties wish to amend the Sales Agreement to reflect the filing by the Company and automatic effectiveness of a new registration statement on Form S-3 and the filing of a new prospectus relating to the Placement Shares.

Now, therefore, in consideration of the mutual provisions and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Cowen hereby agree as follows:

1.Amendment to Section 1. The second paragraph of Section 1 of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-223123), dated February 21, 2018, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “ATM Prospectus”) to the base prospectus included as part of such registration statement.  The Company has furnished or made available to Cowen, for use by Cowen, copies of the base prospectus included as part of such registration statement, as supplemented by the ATM Prospectus, relating to the Placement Shares.  Except where the context otherwise requires, such registration statement, as amended when it became automatically effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.Amendment to Section 6(k).  Section 6(k) of the Sales Agreement hereby deleted in its entirety and replaced with the following:

The financial statements filed with the Commission as a part of the Registration Statement or incorporated by reference therein and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial information and the related notes thereto filed with the Commission as a part of the Registration Statement or incorporated by reference therein and included in the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

3.Amendment to Section 7(m).  The definition of “Representation Date” shall be amended by deleting clause (i) of Section 7(m) in its entirety and replacing it with the following:

(i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares, or files a new registration statement, prospectus or prospectus supplement relating to the Placement Shares

4.Amendment to Schedule 4.  Schedule 4 of the Sales Agreement is hereby deleted in its entirety and replaced with Schedule 4 hereto.

5.Placement Notice. The parties agree and acknowledge that the first settlement date resulting from Placement Notice given to Cowen by the Company after the date hereof shall be “First Delivery Date” pursuant to the terms of the Sales Agreement.

6.Ratification; Effect of Amendment.  This Amendment will constitute an amendment to the Agreement pursuant to Section 15 thereof.  The Sales Agreement is amended by this Amendment only as specifically provided herein, the balance of the terms of the Sales Agreement not amended hereby shall continue in effect, and the Sales Agreement, as amended hereby, shall continue in full force and effect. References in the Sales Agreement to “this Agreement” shall be a reference to the Sales Agreement as amended hereby.

7.Counterparts; Facsimile/Email Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  This Amendment may be executed and delivered by facsimile or email signature.

8.Governing Law.  This Amendment shall be governed shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

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If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:      /s/ Robert Sine

Name:  Robert Sine

Title:  Managing Director

ACCEPTED as of the date

first-above written:

ULTRAGENYX PHARMACEUTICAL INC.

By:  /s/ Emil D. Kakkis

Name:  Emil D. Kakkis, M.D., Ph.D.

Title:  Chief Executive Officer and President

SCHEDULE 4

Significant Subsidiaries

Dimension Therapeutics, Inc.